SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): October 31, 2006

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction	(Commission File	(I.R.S Employer
of incorporation or	Number)	Identification No.)
organization)
3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)
(714) 545-0100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          (a) On October 31, 2006, the Board of Directors (the “Board”) of Valeant Pharmaceuticals International (the “Company”) amended certain provisions of its By-laws. The amendment of the By-laws was effective immediately. A copy of the Amended and Restated By-laws of the Company, effective as of October 31, 2006 (the “Amended and Restated By-laws”), is attached hereto as Exhibit 3.1 and incorporated herein by reference. The provisions in the By-laws set forth below were changed as a result of the amendments. The foregoing summary of the changes to the terms of the Amended and Restated By-laws is subject to, and qualified in its entirety by the Amended and Restated By-laws, which is attached to this current report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference:
1.

Provision	Provision, as amended	Former Provision
Article III, Section 2(a)	So long as the registrant’s Certificate of Incorporation provides that the number of directors may be fixed by the Board, the number of directors shall be not fewer than seven (7) nor more than eleven (11). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.	Number of directors to be fixed by the affirmative majority of the entire Board of Directors.

Article III, Section 2(c)	A prospective director must deliver a written questionnaire with respect to his or her background and qualifications and a written agreement stating that he or she will abide by certain requirements enumerated in this section.	No comparable provision included.

Article III, Section 2(d)	Directors are to be elected by a majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present, except that if the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes present and entitled to vote. In order for an incumbent director to become a nominee for further service to the Board, such person must tender an irrevocable resignation contingent upon not receiving a majority of the votes cast and acceptance of the resignation by the Board. If an incumbent director is not elected, and no successor is elected at the same meeting, the Board, taking into account the recommendation of the guidance of the Corporate Governance/Nominating Committee, will decide whether or not to accept the director’s resignation. The Board may fill vacancies resulting from resignation or failure to be properly elected under this section.	Directors are elected by a plurality of the votes cast.

Article V, Section 2	Provides that an affidavit is required of persons claiming loss, theft or destruction of their stock certificates. The Board may require indemnification as well.	No affidavit or indemnity required.

Article VI, Section 4	A committee of disinterested directors may decide whether to indemnify a director that is the subject of an action, suit or proceeding.	Committees of disinterested directors not authorized to make indemnification determinations.
2.	Article II, Sections 4, 5, 6 and 9; Article III, Sections 7, 10, 15, and 16; and Article IV, Section 2 were amended to provide for electronic transmission and/or remote communication mechanisms.

3.	Article IV was amended to include the duties of the Chief Executive Officer and to redefine the powers and responsibilities of the Company’s officers.

4.	Certain other immaterial changes to, among other things, correct typographical errors, remove extraneous information, provide for gender neutral terms and clarify defined terms and rephrase certain sentences.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

3.1	By-laws of the registrant, as amended and restated through October 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President, General Counsel

INDEX TO EXHIBITS

3.1	By-laws of the registrant, as amended and restated through October 31, 2006.